Exhibit 99.1

        Chattem Announces Successful Completion of Consent Solicitation

     CHATTANOOGA, Tenn.--(BUSINESS WIRE)--July 25, 2006--Chattem, Inc. (NASDAQ:
CHTT) - a leading marketer and manufacturer of branded consumer products, today announced the expiration and successful completion of its previously announced consent solicitation with respect to proposed amendments to the Indenture governing its $107.5 million 7% Senior Subordinated Notes due 2014 (the "Notes"). As of the expiration of the consent solicitation at 5:00 p.m., New York City time, on Tuesday, July 25, 2006 (the "Expiration Time"), Chattem had received the requisite consents from the holders of a majority of the outstanding aggregate principal amount of the Notes.
     As of the Expiration Time, consents had been received from $106.9 million in aggregate principal amount, or approximately 99%, of the outstanding Notes. Chattem, the Guarantors and US Bank National Association, the trustee under the Indenture, have entered into a First Amendment to and Supplemental Indenture implementing the proposed amendments described in the Consent Solicitation Statement dated June 26, 2006, as amended and supplemented from time to time (the "Consent Solicitation Statement"). The proposed amendments will be binding on all Holders, including non-consenting Holders. The Consent Payment is expected to be made on Wednesday, July 26, 2006.
     Based on the amount of Consent Payment to be paid to consenting Holders of Notes pursuant to the consent solicitation, Chattem will treat the payment of the Consent Payment as giving rise to a deemed exchange of the Notes for new Notes for U.S. federal income tax purposes. Consenting and non-consenting Holders should carefully review the tax disclosure in the Consent Solicitation Statement under "Certain U.S. Federal Income Tax Consequences" and should consult their tax advisors with respect to their particular circumstances.
     For a complete statement of the proposed amendments to the Indenture, Holders should refer to the Consent Solicitation Statement and the form of Supplemental Indenture attached as an exhibit to Chattem's Current Report on Form 8-K filed with the SEC on July 19, 2006. All capitalized terms not defined herein have their respective meanings as set forth in the Consent Solicitation Statement.
     Questions regarding the consent solicitation may be directed to Wachovia Securities, Liability Management Group, at (704) 715-8341, or toll-free at (866) 309-6316. Global Bondholder Services Corporation is serving as Information Agent in connection with the consent solicitation. Requests for additional copies of the Consent Solicitation Statement should be directed to the Information Agent at Global Bondholder Services Corporation, 65 Broadway, Suite 704, New York, New York 10005, Telephone: (212) 430-3774.

     Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Chattem to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in Chattem's Annual Report on Form 10-K for the fiscal year ended November 30, 2005 and the other documents Chattem files with the SEC from time to time. Chattem undertakes no duty to update its forward-looking statements, including its earnings outlook.
     To ensure compliance with U.S. Treasury Department Circular 230, each Holder is hereby notified that any discussion of U.S. federal tax issues contained herein is not intended or written to be used, and cannot be used, by such Holder for the purpose of avoiding penalties that may be imposed on such Holder under the Internal Revenue Code and each such Holder should seek advice based on its particular circumstances from an independent tax advisor.

     About Chattem

     Chattem, Inc. is a leading marketer and manufacturer of a broad portfolio of branded OTC healthcare products, toiletries and dietary supplements. Chattem's products target niche market segments and are among the market leaders in their respective categories across food, drug and mass merchandisers. Chattem's portfolio of products includes well-recognized brands such as Icy Hot(R), Gold Bond(R), Selsun Blue(R), Garlique(R), Pamprin(R) and BullFrog(R). Chattem conducts a portion of its global business through subsidiaries in the United Kingdom, Ireland and Canada. For more information, please visit Chattem's website: www.chattem.com.


     CONTACT: Chattem, Inc.
              Catherine Baker, 423-822-3209
              www.chattem.com